UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 4, 2021 (February 26, 2021)

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
5400 Carillon Point Kirkland, WA 98033 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2021, GrowLife, Inc., a Delaware corporation (the “Company”), closed the transactions described below with Bucktown Capital, LLC, a Utah limited liability company (“Bucktown”).

Securities Purchase Agreement, Secured Promissory Notes and Security Agreement

On February 26, 2021, the Company executed the following agreements with Bucktown: (i) Securities Purchase Agreement; (ii) Secured Convertible Promissory Note; and (iii) Security Agreement (collectively the “Bucktown Agreements”). The Company entered into the Bucktown Agreements with the intent to acquire working capital to grow the Company’s businesses and to repay all outstanding obligations owed to: (i) Labrys Fund, L.P. (“Labrys”) in the amount of $615,333.34; and (ii) PowerUp Lending Group Ltd. (“PowerUp”) in the amount of $128,858.24.

The total amount of funding under the Bucktown Agreements is $3,088,000 as represented in the Secured Convertible Promissory Note (“Note”). The total purchase price for this Note is $2,850,000.00; the Note carries an aggregate original issue discount of $228,000 and a transaction expense amount of $10,000. TheNote is comprised of two (2) tranches (each, a “Tranche”), consisting of (i) an initial Tranche in an amount equal to $928,000.00 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of the Note and the Bucktown Agreements (the “Initial Tranche”), and (ii) an additional Tranche, which is exclusively dedicated for the purchase of the remaining equity interest in EZ CLONE, in the amount of $2,160,000.00, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of the Note and the Bucktown Agreements (the “Subsequent Tranche”). The Initial Tranche shall correspond to $68,000.00 of the OID and the Transaction Expense Amount, and may be converted into shares of Common Stock at any time subsequent to the Purchase Price Date. The Subsequent Tranche corresponds to the Investor Note and $160,000.00 of the aggregate OID.

The Company agreed to reserve three times the number of shares based on the redemption value with a minimum of 23,340,000 shares of its common stock for issuance upon conversion of the Note, if that occurs in the future. If not converted sooner, the Note is due on or before February 26, 2022. The Note has an interest rate of eight percent (8%). The Note is convertible, at Bucktown’s option, into the Company’s common stock at $0.30 per share (“Lender Conversion Price”), subject to adjustment as provided for in the Note. However, in the event the Market Capitalization (as defined in the Note) falls below the Minimum Market Capitalization the Lender Conversion Price shall equal the lower of the Lender Conversion Price and the Market Price as of any applicable date of Conversion.

The Company’s obligation to pay the Note, or any portion thereof, is secured by all of the Company’s assets as described in Schedule A to the Security Agreement attached hereto and incorporated herein by this reference.

The Bucktown Agreements are qualified in their entirety by reference to the Bucktown Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1, respectively, and incorporated by reference into this Item 1.01. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Transaction Documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

See the disclosures made in Item 1.01, which are incorporated herein by reference. All securities issued in the Bucktown Agreements were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The Bucktown transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit	Description

10.1	Compilation of Securities Purchase Agreement, Secured Promissory Notes, and Security Agreement with Bucktown Capital(Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: March 4, 2021	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer